Exhibit 1.1

FREIGHTCAR AMERICA, INC.

                     Shares

of

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

April     , 2005

UNDERWRITING AGREEMENT

April     , 2005

UBS Securities LLC

CIBC World Markets Corp.

Jefferies & Company, Inc.

LaSalle Debt Capital Markets, A Division of

ABN AMRO Financial Services, Inc.

as Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

FreightCar America, Inc., a Delaware corporation formerly known as FCA Acquisition Corp. (“New FreightCar America”) proposes to issue and sell and the persons named in Schedule B annexed hereto (the “Selling Stockholders”) propose to sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of                      shares (the “Firm Shares”) of common stock, $0.01 par value per share, of New FreightCar America (the “Common Stock”) of which                      shares are to be issued and sold by New FreightCar America and an aggregate of                      shares are to be sold by the Selling Stockholders in the respective amounts set forth in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional                      shares of Common Stock (the “Additional Shares”) in the respective amounts set forth in Schedule B annexed hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are as described in the Prospectus (as defined below).

As described in the Registration Statement (as defined below), FreightCar America, Inc., a Delaware corporation (“Old FreightCar America”) has, pursuant to a Certificate of Ownership and Merger, filed by Old FreightCar America, with the Secretary of State of the State of Delaware, on April 1, 2005 (the “Certificate of Merger”), merged with and into New FreightCar America, a newly formed, wholly owned subsidiary of Old FreightCar America, with New FreightCar America being the surviving corporation in the merger and, in connection therewith was renamed “FreightCar America, Inc.”. Pursuant to this merger, all of the shares of Old FreightCar America’s Class A voting common stock and Class B non-voting common stock were exchanged for shares of a single class of New FreightCar America common stock, par value $0.01 per share, on a one-for-550 basis and all of the shares of Old FreightCar America’s Series A voting preferred stock and Series B non-voting preferred stock were exchanged for shares of New FreightCar America’s Series A voting preferred stock and New FreightCar America Series B non-voting preferred stock on a one-for-one basis (the merger of Old FreightCar America with and into New FreightCar America, the share exchanges and the name change are collectively referred to as, the “Merger”). In this Agreement, references to the “Company,” refer to each of Old FreightCar America and New FreightCar America prior to the Merger, and New FreightCar America following the Merger.

New FreightCar America hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a

directed share program (the “Directed Share Program”) under which up to                      Firm Shares, or 5% of the Firm shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to New FreightCar America’s officers, directors, employees and consultants and other persons having a relationship with the Company, designated by New FreightCar America, (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Shares Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. New FreightCar America has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities which New FreightCar America has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

New FreightCar America has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-123384) including a prospectus, relating to the registration of the Shares under the Act. New FreightCar America has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by New FreightCar America with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). As used herein, “business day” shall mean a day on which The Nasdaq National Market (“Nasdaq”) is open for trading.

New FreightCar America, the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, New FreightCar America agrees to issue and sell and each of the Selling Stockholders agrees to sell, severally and not jointly, to the respective Underwriters and each of the Underwriters, severally and not jointly, agree to purchase from New FreightCar America and each Selling Stockholder the respective number of Firm Shares (subject to such adjustments you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by New FreightCar America or by such Selling Stockholders, as the case may be, as such number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $             per Share.

The public offering price of the Shares is not in excess of the price recommended by USB Securities LLC, acting as “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the Rules of Conduct of the NASD (the “Independent Underwriter”).

New FreightCar America and each Selling Stockholder are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholders hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to New FreightCar America for the Firm Shares. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, upon notice to the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below), but it may be on the same day as the Time of Purchase, nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased at the Additional Time of Purchase as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by each Selling Stockholder, Camillo M. Santomero, III and Kevin P. Bagby will act as representatives of the Selling Stockholders. The foregoing representatives (the “Representatives of the Selling Stockholders”) are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to New FreightCar America and each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on                             , 2005 (unless another

time shall be agreed to by you, New FreightCar America and the Representatives of the Selling Stockholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Transfer of the Firm Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase to the Selling Stockholders in the same manner and at the same office as the payment for the Firm Shares. Transfer of the Additional Shares shall be made to you at the Additional Time of Purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of New FreightCar America. New FreightCar America represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement, including any registration statement filed with the Commission pursuant to Rule 462(b) under the Act and any post-effective amendment thereto, has been declared effective under the Act; and no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of any Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are threatened or contemplated by the Commission and any request on the part of the Commission for additional information has been complied with; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not at the Time of Purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement, including any registration statement filed with the Commission pursuant to Rule 462(b) under the Act and any post-effective amendment thereto, complied when it became effective, complies and as amended or supplemented, if applicable, will comply, at the Time of Purchase and any Additional Time of Purchase, in all material respects with the requirements of the Act and the Prospectus, as amended or supplemented, if applicable, will comply, as of its date and at the Time of Purchase and any Additional Time of Purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the Time of Purchase and any Additional Time of Purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the Time of Purchase and any Additional Time of Purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that New FreightCar America makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus

in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to New FreightCar America expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and New FreightCar America has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Act;

(b) as of the date of this Agreement, New FreightCar America has an authorized, issued and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the Time of Purchase and the Additional Time of Purchase, as the case may be, New FreightCar America shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus and excluding the shares of Common Stock available for future issuance under the equity compensation plan described in the Registration Statement and the Prospectus), all of the issued and outstanding shares of capital stock, including the Common Stock and the Shares to be purchased by the Underwriters from the Selling Stockholders, of New FreightCar America have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right of any person or securityholder of the Company;

(c) New FreightCar America has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein and to perform its other obligations under this Agreement;

(d) New FreightCar America is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of New FreightCar America and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e) New FreightCar America has no subsidiaries (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”)) other than the subsidiaries listed in Schedule C (each a “Subsidiary” and collectively, the “Subsidiaries”); other than the capital stock of the Subsidiaries, New FreightCar America does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws of each of Old FreightCar America and New FreightCar America and the Subsidiaries and all amendments thereto have been delivered to you or your counsel, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or, if later, the Additional Time of Purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by New FreightCar America subject to no security interest, other encumbrance or adverse claims except as otherwise described in the Registration Statement and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Shares to be purchased by the Underwriters from New FreightCar America have been duly and validly authorized and, when issued and delivered by New FreightCar America against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of New FreightCar America or Old FreightCar America;

(g) the capital stock of New FreightCar America, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the form of specimen certificate for the Shares is in due and proper form and the holders of the Shares will not be subject to personal liability for the obligations of New FreightCar America by reason of being such holders;

(h) this Agreement has been duly authorized, executed and delivered by New FreightCar America;

(i) neither New FreightCar America nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or by-laws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected except for any breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the application of the proceeds of the Shares as described in the Prospectus under the caption “Use of Proceeds” and the consummation of the transactions contemplated hereby and contemplated in the Registration Statement and Prospectus will not conflict with, result in any breach or violation of or constitute a default or Repayment Event (defined below), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the charter or by-laws of New FreightCar America or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness except for any breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected except for any breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, or (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by New FreightCar America or any Subsidiary;

(j) no approval, authorization, consent, qualification, decree or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares by New FreightCar America or the consummation by New FreightCar America of the transactions contemplated hereby except for (i) registration of the Shares under the Act, which has been or will be effected, and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(k) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause New FreightCar America to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of New FreightCar America, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of New FreightCar America, and (iii) no person has the right to act as an underwriter or as a financial advisor to New FreightCar America in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, and (iv) no person has the right, contractual or otherwise, to cause New FreightCar America to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of New FreightCar America, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l) each of New FreightCar America and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where such failure to possess any such license, authorization, consent or approval or make any such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(n) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge after due inquiry, threatened or contemplated to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, court authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(o) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act;

(p) the audited consolidated financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of New FreightCar America and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of New FreightCar America and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with accounting principles generally accepted in the United States applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement and the Prospectus are fairly presented and prepared on a basis consistent with the audited financial statements of New FreightCar America included in the Registration Statement and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; the supporting schedules included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; New FreightCar America and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r) New FreightCar America has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each entity or individual listed in Schedule D;

(s) New FreightCar America is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) except as disclosed in the Registration Statement and the Prospectus, the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(u) New FreightCar America and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to New FreightCar America and as otherwise disclosed in the Registration Statement and the Prospectus; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the Company’s knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(v) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, after due inquiry threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(w) New FreightCar America and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to New FreightCar America or the Subsidiaries under, or to interfere with or prevent compliance by New FreightCar America or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to its knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or, to its knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(x) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those that are immaterial in amount or that are being contested in good faith or for which adequate reserves have been provided;

(y) New FreightCar America and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect New FreightCar America and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase and any Additional Time of Purchase;

(z) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any materially adverse loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(aa) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;

(bb) New FreightCar America and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc) New FreightCar America has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such terms is defined in Rule 13a-15 and 15d-15 under the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to New FreightCar America, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the New FreightCar America’s auditors and the Audit Committee of the Board of Directors have been advised by New FreightCar America of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect New FreightCar America’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in New FreightCar America’s internal controls; any material weaknesses in internal controls have been identified for New FreightCar America’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(dd) the Company has made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since

July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ee) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that New FreightCar America believes to be reliable and accurate, and New FreightCar America has obtained the written consent to the use of such data from such sources to the extent required;

(ff) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(gg) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(hh) to the Company’s knowledge after due inquiry of its directors, executive officers, and five percent (5%) or greater securityholders, there are no affiliations or associations between any member of the NASD and any of the Company’s executive officers, directors or 5% or greater securityholders, except as those set forth in Schedule E to this Agreement;

(ii) New FreightCar America and its officers and directors (in their capacities as such) are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and Nasdaq promulgated thereunder;

(jj) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(kk) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened;

(ll) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(mm) the agreements, contracts or instruments listed in the Exhibit Index contained in to the Registration Statement (the “Material Agreements”) are the only material agreements, contracts or instruments that are binding upon New FreightCar America and its Subsidiaries that are material to the operation of the business of New FreightCar America and its Subsidiaries, taken as a whole;

(nn) as of the date hereof, New FreightCar America is not aware of any fact about itself or its Subsidiaries which will prevent New FreightCar America, on or prior to the Time of Purchase, from borrowing funds under the new $50.0 million revolving credit facility under an amended and restated credit agreement (the “New Credit Facility”) among Johnstown America Corporation, Freight Car Services, Inc., JAC Operations, Inc., JAIX Leasing Company and FreightCar Roanoke, Inc. as co-borrowers, the various financial institutions party thereto as lenders and LaSalle Bank National Association as administrative agent, issuing lender and a lender (the “Administrative Agent”), in amounts that are sufficient, together with the proceeds from this offering as described in the Prospectus and available cash to consummate the transactions described in the Prospectus under the headings “Summary—The Transactions” and “Use of Proceeds”;

(oo) as of the date hereof, New FreightCar America is not aware of any fact that will prevent New FreightCar America from (i) repaying its existing $20.0 million revolving credit facility dated September 11, 2003 among Johnstown America Corporation, Freight Car Service, Inc., JAC Operations, Inc., JAIX Leasing Company, and LaSalle Bank National Association (the “Existing Credit Facility”), (ii) repaying its senior notes due 2008 (the “Senior Notes”), (iii) repaying its $9.0 million term loan dated October 17, 2003 among Johnstown America Corporation, Freight Car Service, Inc., JAIX Leasing Company, JAC Intermedco, Inc., JAC Patent Company, New FreightCar America and General Electric Capital Corporation (the “Term Loan”), (iv) repaying the $5.2 million industrial revenue bonds due December 2010 (the “Industrial Revenue Bonds”) issued by Freight Car Services, Inc, and (v) redeeming all 9,674 shares of New FreightCar America’s Series A voting preferred stock (the “Series A Preferred Stock”) and all 3,840 shares of New FreightCar America’s Series B non-voting preferred stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred

Stock”) each in the manner described in the Prospectus and New FreightCar America has provided the requisite notice to permit such repayments or redemptions at the Time of Purchase;

(pp) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any preliminary prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered;

(qq) New FreightCar America has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services;

(rr) the Certificate of Merger has been duly authorized, executed and filed with the Secretary of State of the State of Delaware by Old FreightCar America pursuant to which all of the property, rights, privileges and powers of Old FreightCar America have vested in New FreightCar America, and all debts, liabilities, obligations, restrictions, disabilities and duties of Old FreightCar America, including its obligations under this Agreement, have become the debts, liabilities, obligations, restrictions, disabilities and duties of New FreightCar America; and

(ss) Prior to the time of the Merger, New FreightCar America had no subsidiaries or operations and conducted no business.

In addition, any certificate signed by any officer of New FreightCar America or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by New FreightCar America or any Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

(a) the Shares to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York. Such Selling Stockholder has, and, at the Time of Purchase and, if applicable, at the Additional Time of Purchase, will have, full right, power and authority to hold, sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement; and upon the Underwriters’ acquiring possession of such Shares and paying the purchase price therefor as herein contemplated, the Underwriters will acquire their respective interests in such Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Securities) free of any adverse claim;

(b) certificates for all of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, have been placed in custody with the custodian pursuant to the terms of Custody Agreements between National City Bank, as custodian, and each of the Selling Stockholders, dated, in case, prior to the date hereof (the “Custody Agreement”), in the form heretofore furnished to the Representatives of the Selling Stockholders, with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement;

(c) such Selling Stockholder has and at the time of delivery of such Shares (whether the Time of Purchase or Additional Time of Purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

(d) this Agreement, the Irrevocable Power of Attorney of Selling Stockholder duly authorized, executed and delivered by each Selling Stockholder appointing Camillo M. Santomero, III and Kevin P. Bagby as attorneys-in-fact, dated, in case, prior to the date hereof (the “Power of Attorney”) and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

(e) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the Time of Purchase, Additional Time of Purchase or the termination of the offering of the Shares, the Registration Statement and Prospectus, and any supplements or amendments thereto as they relate to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the foregoing representation and warranty, as it relates to such Selling Stockholder, is limited to information included in the Registration Statement and the Prospectus, and any supplements or amendments thereto, concerning such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to New FreightCar America expressly for use therein;

(f) pursuant to the terms of the Power of Attorney, such Selling Stockholder has duly and irrevocably authorized the Representatives of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto;

(g) neither the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and neither the sale of Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated herein nor the fulfillment of the terms hereof by such Selling Stockholder or compliance by such Selling Stockholder with its obligations hereunder conflict or will conflict with, result in a breach or violation of, or constitute a default under any law or the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its Subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its properties;

(h) such Selling Stockholder has no reason to believe that the representations and warranties of New FreightCar America contained in Section 3 are not true and correct; the sale of shares of Common Stock by such Selling Stockholder pursuant hereto is not motivated by any information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto;

(i) such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(j) no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act or state securities laws.

In addition, each of the Selling Stockholders named in Schedule E annexed hereto (the “Designated Selling Stockholders”), severally and not jointly further represents and warrants to each Underwriter that such Designated Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and (i) has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its Subsidiaries; and (ii) neither the Prospectus nor any amendments or supplements thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that these representations and warranties of each Designated Selling Stockholder contained in this paragraph shall only be deemed to be made by each Designated Selling Stockholder upon the exercise by the Underwriters of the option to purchase the Additional Shares, as described in Section 1 hereof.

5. Representations and Warranties of the Independent Underwriter. New FreightCar America hereby confirms the engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with New FreightCar America to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Shares. The Independent Underwriter hereby represents and warrants to New FreightCar America, the Selling Stockholders and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

(a) the Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD;

(b) the Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of “due diligence” in respect thereto;

(c) the Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

(d) subject to the provisions of Section 1 hereof, the Independent Underwriter will furnish to the Underwriters at the Time of Delivery a letter, dated the Time of Delivery, in form and substance as attached hereto as Exhibit C to the effect that the Independent Underwriter recommends that as of the date of execution of this Agreement, the price for each Share offered to the public be no higher than $______ (which should in no event be considered or relied upon as an indication of the actual per Share value).

New FreightCar America, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2720 of the NASD applicable to them in connection with the offering and sale of the Shares. New FreightCar America agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 of the NASD and the Independent Underwriter to perform the services contemplated by this Agreement.

6. Certain Covenants of New FreightCar America. New FreightCar America hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that New FreightCar America shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by New FreightCar America of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if New FreightCar America shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, New FreightCar America will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, New FreightCar America will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and New FreightCar America will advise you of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and New FreightCar America will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which New FreightCar America agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e) to file promptly all reports and any definitive proxy or information statement required to be filed by New FreightCar America with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by New FreightCar America pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 6(d) hereof, to prepare and furnish, at New FreightCar America’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, (unless such document is publicly available on the Commission’s website through the EDGAR database maintained by the Commission) an earnings statement of New FreightCar America (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than fifteen months after the effective date of the Registration Statement;

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of New FreightCar America and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with PCAOB);

(j) to furnish to each of you one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) as may reasonably be requested;

(k) to the extent not otherwise available on EDGAR and upon request, to furnish promptly to you and to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which New FreightCar America shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of New FreightCar America is listed, and (iv) such other information as you may reasonably request regarding New FreightCar America or the Subsidiaries;

(l) to furnish to you as early as practicable prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the independent certified public accountants, as stated in their letter to be furnished pursuant to Section 9(c) hereof;

(m) to apply the net proceeds from the sale of the Shares by New FreightCar America in the manner set forth under the caption “Use of Proceeds” in the Prospectus including, but not limited to, the repayment and termination of the Senior Notes and Industrial Revenue Bonds as soon as reasonably practicable following the Time of Purchase, and in no event later than the expiration of the minimum notice period required for such repayment and termination under the terms of the Senior Notes and Industrial Revenue Bonds;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any statements of information, any custody agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters incurred in connection with such qualifications and determinations) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters incurred in connection with such filing, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants engaged with the Company’s prior consent, not to be unreasonably withheld, and the cost of any aircraft chartered in connection with the road show, (ix) the offer and sale of the Reserved Shares, including all costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursements of counsel for the Underwriters, and (x) the performance of the Company and each Selling Stockholder’s other obligations hereunder; provided, however, that nothing contained herein shall affect any agreement that the Company and the Selling Stockholders may make for the sharing or allocation of such costs and expenses; and provided further that except as provided in this Section 6(n) and Section 8, the Underwriters will bear all of their own costs and expenses, including the fees of their counsel;

(o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of New FreightCar America Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of New FreightCar America that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus;

(p) to use its best efforts to cause the Common Stock to be listed for quotation on Nasdaq;

(q) prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, to issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent;

(r) to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of New FreightCar America to facilitate the sale or resale of the Shares;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of New FreightCar America, a registrar for the Common Stock; and

(t) to use its reasonable best efforts to enter into the New Credit Facility by the Time of Purchase as described in the Prospectus.

7. Additional Covenant of the Selling Stockholders. Each of the Selling Stockholders agrees with each Underwriter that he, she or it will not sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of Common Stock upon the exercise of outstanding options, warrants and debentures, for a period of 180 days after the date of the Prospectus, without the prior written consent of UBS Securities LLC.

8. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, New FreightCar America shall, in addition to paying the amounts described in Section 6(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of New FreightCar America and the Selling Stockholders on the date hereof, at the Time of Purchase and, if applicable, at the Additional Time of Purchase, the performance by New FreightCar America and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

(a) New FreightCar America shall furnish to you at the Time of Purchase and, if applicable, at the Additional Time of Purchase, an opinion of Winston & Strawn LLP, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Shearman & Sterling LLP, counsel for the Underwriters, to the effect that:

(i) New FreightCar America has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Firm Shares as contemplated herein;

(ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

(iii) each of New FreightCar America and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(iv) this Agreement has been duly authorized by all necessary corporate action, executed and delivered by New FreightCar America;

(v) the Firm Shares have been duly authorized by all necessary corporate action for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by New FreightCar America pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable;

(vi) New FreightCar America has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of New FreightCar America have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, and the issuance of the Shares pursuant to this Agreement, are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability for the obligations of New FreightCar America by reason of being such holders;

(vii) all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by New FreightCar America, in each case to such counsel’s knowledge subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(viii) the capital stock of New FreightCar America, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(ix) the Registration Statement including any Registration Statement filed pursuant to Rule 462(b) of the Act, as of the date it became effective, and the Prospectus including a Prospectus including the information provided by Rule 430A(b) of the Act, as of its date (except as to the financial statements and schedules and notes related thereto and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

(x) the Registration Statement including any Registration Statement filed pursuant to Rule 462(b) of the Act has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(xi) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Merger, the issuance and sale of the Firm Shares and consummation by the Company of the transactions described in the Prospectus other than those which have been obtained or made and registration of the Firm Shares under the

Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Firm Shares are being offered by the Underwriters). No approval of the stockholders of the Company is required in connection with the issuance and sale of the Firm Shares, except for approvals which have been received;

(xii) the execution, delivery and performance of this Agreement by New FreightCar America, the issuance and sale of the Firm Shares by New FreightCar America and the consummation by New FreightCar America of the transactions contemplated hereby and the application of the proceeds received by New FreightCar America from the issuance of the Firm Shares as contemplated in the Prospectus do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws of New FreightCar America or any of the Subsidiaries; or any Material Agreement; or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(xiii) to such counsel’s knowledge, neither New FreightCar America nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or any Material Agreement or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to New FreightCar America or any of the Subsidiaries;

(xiv) to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

(xv) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which New FreightCar America or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

(xvi) New FreightCar America is not and, after giving effect to the offering and sale of the Firm Shares, will not be an “investment company” or to such counsel’s knowledge an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xvii) the information in the Registration Statement and the Prospectus under the headings “Material U.S. income tax considerations for non-U.S. holders,” “Description of indebtedness,” “Description of capital stock” and “Certain relationships and related party transactions” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

(xviii) except as otherwise disclosed in the Registration Statement and the Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause New FreightCar America to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of New FreightCar America, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Firm Shares as contemplated thereby or otherwise;

(xix) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of New FreightCar America and the requirements of The Nasdaq National Market;

(xx) to the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto; and

(xxi) Old FreightCar America had all requisite corporate power and authority to execute and file the Certificate of Merger with the Secretary of State of the State of Delaware and to perform its obligations thereunder. The execution, filing and performance of the Certificate of Merger by Old FreightCar America was duly authorized by all necessary corporate action on the part of Old FreightCar America. The Merger has been consummated pursuant to the terms of the Certificate of Merger and all of the property, rights, privileges and powers of Old FreightCar America have vested in New FreightCar America, and all debts, liabilities, obligations, restrictions, disabilities and duties of Old FreightCar America have become the debts, liabilities, obligations, restrictions, disabilities and duties of New FreightCar America.

In addition, such counsel shall state that such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not independently verifying such information and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (vi), (viii) and (xvii) above), on the basis of the foregoing (relying as to factual matters upon statements of officers and other representatives of the Company and public officials) no facts have come to the attention of such counsel that cause them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto as of the date of such Prospectus or such supplement, and at the Time of Purchase or the Additional Time of Purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and related notes thereto and other financial data included in the Registration Statement or the Prospectus).

(b) The Selling Stockholders shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Winston & Strawn LLP, counsel for the Selling Stockholders, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Shearman & Sterling LLP, counsel for the Underwriters, stating that:

(i) this Agreement, the Power of Attorney and the Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Stockholders;

(ii) each Selling Stockholder, other than the Selling Stockholders referenced in Section 9(s) has full legal right and power, and, to such counsel’s knowledge, has obtained any governmental authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided in this Agreement, the Power of Attorney and the Custody Agreement;

(iii) to such counsel’s knowledge, no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, under the laws of the State of New York, the Delaware General Corporation Law, as amended, and the federal laws of the United States (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by each Selling Stockholder of its, his or her obligations under this Agreement, the Power of Attorney or the Custody Agreement, or in connection with the offer, sale or delivery of the Additional Shares;

(iv) the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Additional Shares and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, and compliance by each Selling Stockholder, other than the Selling Stockholders referenced in Section 9(s), with its, his or her obligations under this Agreement will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the organizational documents of such Selling Stockholder, if applicable, or, to such counsel’s knowledge, any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Stockholder or any of its, his or her properties;

(v) Assuming that (A) the certificate or certificates representing the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement have been effectively indorsed in blank in accordance with Article 8 of the Uniform Commercial Code of the State of New York as in effect on the date of the opinion (the “New York UCC”) and (B) the Underwriters are without notice of any adverse claim to the Additional Shares, then, upon the Underwriters’ acquiring possession of such certificate or certificates for the Additional Shares and paying the purchase price therefor pursuant to this Agreement, each Underwriter will be a “protected purchaser” of the Additional Shares to be purchased by it (within the meaning of Section 8-303 of the New York UCC) and will acquire its interest in such Additional Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Additional Shares) free of any adverse claim; and

(vi) the Representatives of the Selling Stockholders have been duly authorized by each Selling Stockholder to execute and deliver on behalf of such Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Additional Shares to be sold by such Selling Stockholder.

(c) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the Time of Purchase and, if applicable, the Additional Time of Purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

(d) You shall have received at the Time of Purchase and, if applicable, at the Additional Time of Purchase, the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, in a form satisfactory to UBS.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

(f) The Registration Statement shall become effective not later than 5:30 p.m. New York City time on the date of this Agreement and at the Time of Purchase or Additional Time of Purchase no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement.

(g) Prior to the Time of Purchase, and, if applicable, the Additional Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) Between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of New FreightCar America and the Subsidiaries taken as a whole shall occur or become known.

(i) New FreightCar America will, at the Time of Purchase and, if applicable, at the Additional Time of Purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer to the form attached as Exhibit B hereto.

(j) You shall have received signed Lock-up Agreements referred to in Section 3(r) hereof.

(k) New FreightCar America and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Purchase and, if applicable, the Additional Time of Purchase, as you may reasonably request.

(l) The Shares shall have been approved for quotation on Nasdaq, subject only to notice of issuance at or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be.

(m) The Selling Stockholders will at the Time of Purchase and the Additional Time of Purchase, as the case may be, deliver to you a certificate of the Representatives of the Selling Stockholders to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

(n) At the Time of Purchase, the New Credit Facility shall have been entered into and New FreightCar America shall have received the proceeds from the borrowings thereunder as described in the Prospectus;

(o) At the Time of Purchase, New FreightCar America shall have (i) repaid or caused to be repaid and terminated the Existing Credit Facility and the Term Loan and (ii) redeemed the Preferred Stock, as each is described in the Prospectus;

(p) The Merger shall have been consummated pursuant to the terms of the Certificate of Merger and all of the property, rights, privileges and powers of Old FreightCar America have vested in New FreightCar America, and all debts, liabilities, obligations, restrictions, disabilities and duties of Old FreightCar America, including its obligations under this Agreement, have become the debts, liabilities, obligations, restrictions, disabilities and duties of New FreightCar America;

(q) At the Time of Purchase, New FreightCar America shall have delivered, or caused to be delivered, on irrevocable notice to (i) each noteholder under the Senior Notes providing the required notice under the terms of the Senior Notes for the full repayment and termination of the Senior Notes and (ii) the trustee under the Industrial Revenue Bonds and the holders of such industrial revenue bonds providing the required notice under the terms of the Industrial Revenue Bonds for the full repayment and termination of the Industrial Revenue Bonds;

(r) At the Time of Purchase, New FreightCar America shall have delivered, caused to be delivered or directed the Underwriters to deliver any remaining net proceeds from New FreightCar America’s sale of its Common Stock, after the completion of the transactions contemplated by Section 9(o), to the Administrative Agent under the New Credit Facility to be held in escrow pending repayment of the Senior Notes and the Industrial Revenue Bonds as contemplated by Section 9(q); and

(s) The Company shall furnish to you at the Time of Purchase and, if applicable, at the Additional Time of Purchase, opinions of: (i) Alan R. Seghezzi, Vice President and Counsel of John Hancock Life Insurance Company and Hancock Mezzanine Partners L.P., and (ii) Steven A. Flyer, [•] of Trimaran Investments II, L.L.C., Trimaran Advisors, L.L.C., Trimaran Fund Management, L.L.C., Trimaran Fund II, L.L.C., Trimaran Capital, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation, in each case, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Shearman & Sterling LLP, counsel for the Underwriters, to the effect that, with respect to the applicable Selling Stockholders:

(i) each such Selling Stockholder has full legal right and power, and has obtained any governmental authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares or the Additional Shares, as the case may be, to be sold by each such Selling Stockholder in the manner provided in this Agreement, the Power of Attorney and the Custody Agreement; and

(ii) the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Shares or Additional Shares, as the case may be, the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, and compliance by each such Selling Stockholder with its obligations under this Agreement will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the organizational documents of each such Selling Stockholder, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Stockholder or any of its properties.

10. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq; (ii) a suspension or material limitation in trading in New FreightCar America’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 10, New FreightCar America, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because New FreightCar America or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, New FreightCar America or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(n), 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to New FreightCar America and the Selling Stockholders under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, New FreightCar America and each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of New FreightCar America or selected by New FreightCar America with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by New FreightCar America for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, New FreightCar America or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor New FreightCar America shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of New FreightCar America to any non-defaulting Underwriter (except to the extent provided in Section 12 hereof) and without any liability on the part of any non-defaulting Underwriter to New FreightCar America (except to the extent provided in Section 12 hereof). Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution. (a) New FreightCar America and the Selling Stockholders severally, and not jointly, agree to indemnify, defend and hold harmless each Underwriter, including the Independent Underwriter, its partners, directors and officers, and any person who controls any Underwriter, including the Independent Underwriter, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, including the Independent Underwriter, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by New FreightCar America) or in a Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by New FreightCar America), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter, including the Independent Underwriter, furnished in writing by or on behalf of such Underwriter through you to New FreightCar America expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by New FreightCar America in Section 3 hereof or the failure by New FreightCar America to perform in all material respects when and as required any agreement or covenant of New FreightCar America or the Selling Stockholders contained herein, (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by New FreightCar America or based upon written information furnished by or on behalf of New FreightCar America including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; or (iv) the Directed Share Program, provided that New FreightCar America shall not be responsible under this clause (iv) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program; provided, however, that, notwithstanding any other provisions herein, any loss, damage, expense, liability or claim shall only give rise under this Section 12 to liability for any Selling Stockholder that is not a Designated Selling Stockholder if such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Selling Stockholder furnished to New FreightCar America for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided further, however, that, notwithstanding any other provisions herein, the liability under Section 12 hereof of any Selling Stockholder shall not exceed the product of the number of shares of Common Stock sold by such Selling Stockholder multiplied by the initial public offering price of the Common Stock as set forth in the Prospectus (the “Selling Price”).

Each of New FreightCar America and the Selling Stockholders agrees that the Independent Underwriter shall have no additional liability (legal, contractual or otherwise) to New FreightCar America or the Selling Stockholders, respectively, or otherwise as a result of its serving as Independent Underwriter.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter, including the Independent Underwriter, or any such person in respect of which indemnity may be sought against New FreightCar America or any Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify New FreightCar America and the Representatives of the Selling Stockholders in writing of the institution of such Proceeding and New FreightCar America or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify New FreightCar America or the Representatives of the Selling Stockholders shall not relieve New FreightCar America or such Selling Stockholder from any liability which New FreightCar America or such Selling Stockholder may have to any Underwriter, including the Independent Underwriter, or any such person or otherwise except to the extent New FreightCar America or such Selling Stockholder is materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by New FreightCar America or such Selling Stockholder in connection with the defense of such Proceeding or New FreightCar America or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to New FreightCar America or such Selling Stockholder (in which case New FreightCar America or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but New FreightCar America or such Selling Stockholder may employ counsel and may participate in the defense thereof), in any of which events such fees and expenses shall be borne by New FreightCar America or such Selling Stockholder and paid as incurred (it being understood, however, that New FreightCar America or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). New FreightCar America or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of New FreightCar America or such Selling Stockholder, New FreightCar America or such Selling Stockholder agrees to indemnify and hold harmless any Underwriter, including the Independent Underwriter, and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

New FreightCar America agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the foregoing paragraph, or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of New FreightCar America for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be state therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, provided that New FreightCar America shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. The third paragraph of this Section 12(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against New FreightCar America pursuant to the foregoing sentence; except that New FreightCar America shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS–FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

(b) New FreightCar America will indemnify and hold harmless UBS, in its capacity as the Independent Underwriter, against any losses, claims, damages or liabilities joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or failure to act or any alleged act or failure to act by the Independent Underwriter in connection with any transaction contemplated by this Agreement or undertaking in preparing for the purchase, sale and delivery of the Shares, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof, as such expenses are incurred.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless New FreightCar America, its directors and officers, the Independent Underwriter, each Selling Stockholder and its directors, officers and controlling stockholders and any person who controls New FreightCar America within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, New FreightCar America, the Independent Underwriter any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to New FreightCar America expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by New FreightCar America) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading. Each Underwriter agrees that the Independent Underwriter shall have no additional liability (legal, contractual or otherwise) to such Underwriter or other wise as a result of its serving as Independent Underwriter.

If any Proceeding is brought against New FreightCar America, the Independent Underwriter any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, New FreightCar America, the Independent Underwriter, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to New FreightCar America, the Independent Underwriter, any Selling Stockholder or any such person or otherwise. New FreightCar America, the Independent Underwriter any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of New FreightCar America, the Independent Underwriter any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless New FreightCar America, the Independent Underwriter, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by New FreightCar America and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of New FreightCar America and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by New FreightCar America and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by New FreightCar America and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of New FreightCar America and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by New FreightCar America and/or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) New FreightCar America, the Selling Stockholders, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by UBS and distributed to the public were offered to the public, exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ and the Independent Underwriter’s obligations to contribute pursuant to this Section 12 are several in proportion to their (or in the case of the Independent Underwriter, UBS) respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of New FreightCar America and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of New FreightCar America, its directors or officers, any Selling Stockholder or any person who controls New FreightCar America within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. New FreightCar America, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of New FreightCar America or the Selling Stockholders, against any of New FreightCar America’s or any of the Selling Stockholders’ officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the second, third and seventh sentence of the paragraph entitled “Commissions and Discounts” under the caption “Underwriting” in the Prospectus and the paragraphs under the heading “Price Stabilization, Short Positions” in the Prospectus, in each case only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 12 hereof.

14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department; if to New FreightCar America, shall be sufficient in all respects if delivered or sent to the offices of New FreightCar America at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, Attention: Kevin P. Bagby and Camillo M. Santomero III; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholders at the offices of New FreightCar America at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, Attention: Kevin P. Bagby and Camillo M. Santomero III.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and New FreightCar America consents to the jurisdiction of such courts and personal service with respect thereto. New FreightCar America and each of the Selling Stockholders hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholders and New FreightCar America (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. New FreightCar America and each of the Selling Stockholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon New FreightCar America and may be enforced in any other courts to the jurisdiction of which New FreightCar America is or may be subject, by suit upon such judgment.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and New FreightCar America and to the extent provided in Section 12 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and New FreightCar America and their successors and assigns and any successor or assign of any substantial portion of New FreightCar America’s, each of the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among New FreightCar America, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among New FreightCar America, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

FREIGHTCAR AMERICA, INC.

By:
Name:
Title:

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE B ATTACHED HERETO

By:
Name:
Title: Attorney-in-Fact

Accepted and agreed to as of the date first above written

UBS SECURITIES LLC CIBC WORLD MARKETS CORP. JEFFERIES & COMPANY, INC. LASALLE DEBT CAPITAL MARKETS, A DIVISION OF ABN AMRO FINANCIAL SERVICES, INC.

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS Securities LLC
Jefferies & Company, Inc.
CIBC World Markets Corp.
LaSalle Debt Capital Markets, A Division of ABN AMRO Financial Services, Inc.

Total

SCHEDULE B

Selling Stockholders	Number of Shares	Number of Additional Shares
Caravelle Investment Fund, L.L.C.
John Hancock Life Insurance Company
Hancock Mezzanine Partners L.P.
Camillo M. Santomero, III
Trimaran Fund II, L.L.C.
Trimaran Capital, L.L.C.
Trimaran Parallel Fund II, L.P.
CIBC Employee Private Equity Fund
(Trimaran) Partners
CIBC Capital Corporation
John E. Carroll, Jr.
James D. Cirar
Edward J. Whalen
Glen T. Karan
Kevin P. Bagby
Denise C.R. Santomero
Edward L. Thomas
Santomero Family Limited Partnership
Hoffman Investment Company
The Camillo M. Santomero IV 2001 Trust
The Charlotte Young Santomero 2001 Trust
Trimaran Advisors, L.L.C.
Gregory S. Young
Mark L. Saylor
USBancorp Trust and Financial
Services Company FBO
Frank C. Bernatt IRA
Trimaran Fund Management, L.L.C.
Bruce E. Rueppel, Jr.
Kelly L. Bodway
W. John Plunkard
Mark J. Duray
The Mason Norton Santomero
2003 Trust
Jon Schneider
Maximo J. Blandon
Kenneth Bridges

Total

SCHEDULE C

List of Subsidiaries

Freight Car Services, Inc.

Johnstown America Corporation

JAC Intermedco, Inc.

JAC Operations, Inc.

JAIX Leasing Company

JAC Patent Company

FreightCar Roanoke, Inc.

SCHEDULE D

List of Entities and Individuals Entering into a Lock-Up Agreement

Caravelle Investment Fund, L.L.C.
John Hancock Life Insurance Company
Hancock Mezzanine Partners L.P.
Camillo M. Santomero, III
Trimaran Investments II, L.L.C.
Trimaran Fund II, L.L.C.
Trimaran Capital, L.L.C.
Trimaran Parallel Fund II, L.P.
CIBC Employee Private Equity Fund (Trimaran)
Partners
CIBC Capital Corporation
John E. Carroll, Jr.
James D. Cirar
Mark D. Dalton
Jay R. Bloom
S. Mark Ray
S. Carl Soderstrom, Jr.
Robert N. Tidball
Glen T. Karan
Kevin P. Bagby
Edward J. Whalen
Denise C.R. Santomero
Edward L. Thomas
Santomero Family Limited Partnership
Hoffman Investment Company
The Camillo M. Santomero IV 2001 Trust
The Charlotte Young Santomero 2001 Trust
Trimaran Advisors, L.L.C.
Gregory S. Young
Mark L. Saylor
USBancorp Trust and Financial
Services Company FBO
Frank C. Bernatt IRA
Trimaran Fund Management, L.L.C.
Bruce E. Rueppel, Jr.
Kelly L. Bodway
W. John Plunkard
Mark J. Duray
The Mason Norton Santomero
2003 Trust
Jon Schneider
Maximo J. Blandon
Kenneth Bridges

SCHEDULE E

List of Designated Selling Stockholders

Caravelle Investment Fund, L.L.C.
John Hancock Life Insurance Company
Hancock Mezzanine Partners L.P.
Camillo M. Santomero, III
Trimaran Investments II, L.L.C.
John E. Carroll, Jr.

EXHIBIT A

Form of Lock-Up Letter

FreightCar America, Inc.

Common Stock

($0.01 Par Value)

                    , 2005

UBS Securities LLC

CIBC World Markets Corp.

Jefferies & Company, Inc.

LaSalle Debt Capital Markets,

A Division of ABN AMRO Financial Services, Inc.

As Underwriters

c/o	UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by FreightCar America, Inc., named FCA Acquisition Corp. prior to the date of the Underwriting Agreement (the “Company”), the stockholders of the Company named therein and you, as Underwriters, with respect to the public offering (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) of this paragraph. The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the

Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If:

(1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration on of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement is terminated prior to the Time of Purchase (as defined in the Underwriting Agreement) or (iv) the Offering is not consummated prior to June 30, 2005, this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

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EXHIBIT B

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the Time of Purchase and, if applicable, the Additional Time of Purchase.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be.

4.	The conditions set forth in paragraphs (f) and (g) of Section 9 of this Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

6.	There has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company since the respective dates as of which information is given in the Prospectus.

7.	No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to my knowledge, are contemplated by the Commission.

8.	The Merger has been consummated pursuant to the terms of the Certificate of Merger and all of the property, rights, privileges, and powers of Old FreightCar America have vested in New FreightCar America, and all debts, liabilities, obligations, restrictions, disabilities and duties of Old FreightCar America have become the debts, liabilities, obligations, restrictions, disabilities and duties of New FreightCar America.

EXHIBIT C

Form of Independent

Underwriter Pricing Letter

UBS Securities LLC

CIBC World Markets Corp.

Jefferies & Company, Inc.

LaSalle Debt Capital Markets,

A Division of ABN AMRO Financial Services, Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

FreightCar America, Inc.

Two North Riverside Plaza

Suite 1250

Chicago, Illinois 60606

FreightCar America, Inc.

Registration Statement No. 333-123384

NASD File No. 2005-0112-003

Ladies and Gentlemen:

On             , 2005, FreightCar America, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement (Reg. No. 333-13384) on Form S-1 (such registration statement together with any amendments thereto, the “Registration Statement”) relating to the initial public offering (the “Offering”) of              shares (including an over-allotment option of up to              shares) of common stock, $0.01 par value, of the Company (the “Securities”) by the Company and certain of its selling stockholders.

We understand that because this Offering is subject to NASD Conduct Rule 2720, the price at which the Securities are offered to the public must be no higher than that recommended by a Qualified Independent Underwriter (“QIU”) as such term is defined in NASD Conduct Rule 2720(b)(15). We are acting as co-lead manager of the underwriters in connection with this offering and have agreed, and are qualified, to act as QIU within the meaning of NASD Conduct Rule 2720(b)(15).

We have participated in the preparation of the Registration Statement and the prospectus contained therein and have exercised the usual standards of “due diligence” with respect thereto. In addition, we have agreed to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in Section 11 thereof.

Assuming that the Offering is commenced on                         , 2005, we recommend that the price of the Securities offered to the public be no higher than $             per share, which should in no event be considered or relied upon as an indication of the actual value of the Securities.

Very truly yours, UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

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